Exhibit 10.30

MEDSTONE INTERNATIONAL, INC.

EMPLOYMENT AGREEMENT

AMENDMENT #2

Chief Executive Officer

This Medstone International, Inc. Employment Agreement Amendment #2 (this “Amendment”) is entered into effective November 6, 2003, by and between Medstone International, Inc., a Delaware Corporation (“Medstone”), and David V. Radlinski (“Employee”), as the second amendment to the Employment Agreement (the “Employment Agreement”) dated August 13, 1998, between Medstone and Employee.

Whereas, the original term of the Employment Agreement was to be for five (5) full years from the effective date of the Employment Agreement, and

Whereas, by prior amendment effective July 24, 2003, the term of the Employment Agreement was extended to expire on December 31, 2003, and

Whereas the parties to the Employment Agreement desire to further extend the term thereof to expire on June 30, 2004,

NOW, THEREFORE, IT IS HEREBY AGREED between Medstone and the Employee that:

(i)  the term of the Employment Agreement is hereby extended to expire on June 30, 2004;

(ii)  for purposes of Sections 9 (c) and (e) of the Employment Agreement, any qualifying event which would give Employee the right to severance and/or consulting payments, which event occurs during the extended term of the Employment Agreement, will be deemed to have occurred in the fifth (5th) year of the term of the Employment Agreement;

(iii)  a merger in which Medstone is the surviving corporation but in which the shareholders of Medstone just prior to the merger are no longer shareholders in Medstone after the merger, shall be an event which gives Employee the right to severance and/or consulting payments under Sections 9 (c) and (e) of the Employment Agreement;

(iv)  the entering into by Employee of an employment agreement with a buying or a surviving entity shall not be an event which precludes employee from receiving the benefits to which he is otherwise entitled under Sections 9 (c) and (e) of the Employment Agreement as long as the intent and purpose of such employment agreement is to fulfill the buying party’s obligation to retain employee as a consultant or employee under Section 9 (e) of the Employment Agreement; and

(v)  all other terms and conditions of the Employment Agreement remain in full force and effect as stated in the Employment Agreement, except that such terms and conditions shall be interpreted to effectuate the intents and purposes of this Amendment.

Medstone International, Inc., A Delaware corporation		Employee

By:		By:

	Mark Selawski CFO & Corporate Secretary		David V. Radlinski